CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2001, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                                                                              /s/ BDO Seidman, LLP

Chicago, Illinois
September 28, 2001